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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Berkshire Hills Bancorp, Inc. of our reports dated September 12, 2014 relating to our audits of Hampden Bancorp, Inc.'s consolidated financial statements as of June 30, 2014 and 2013 and for each of the years in the three-year period ended June 30, 2014 and internal control over financial reporting as of June 30, 2014. We also consent to the reference to us under the heading "Experts" in the Prospectus included in this Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
January 22, 2015

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm